UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2006

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2006, Affiliated Computer Services, Inc. (the "Company") entered into an engagement letter with Rich Capital, LLC ("Rich Capital"), a company controlled by Jeffrey A. Rich, a former Chief Executive Officer of the Company. Under the engagement letter, Rich Capital has been enaged by the Company to act as a non-exclusive financial adviser to perform financial advisory and investment banking services for the Company in connection with proposed acquisition candidates. The engagement letter terminates on May 31, 2008. Rich Capital wll be paid an aggregate retainer of $500,000 during the term of the engagament to be paid as specified in the engagement letter. The description set forth in this Item 1.01 is general in nature and is qualified in its entirety by reference to the full text of the engagement letter filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Engagement Letter between Rich Capital, LLC and Affiliated Computer Services, Inc. dated June 9, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

June 12, 2006	By:	William L. Deckelman, Jr.

Name: William L. Deckelman, Jr.
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Engagement letter between Rich Capital, LLC and Affiliated Computer Services, Inc. date June 9, 2006